RSA Security Investor Summary December 2005 ? 2005 RSA Security Inc. All rights reserved (NASDAQ: RSAS)

Risk Statements This presentation may contain forward-looking information regarding future events, plans and prospects for the Company. These statements are based on current expectations and are subject to a number of risks and uncertainties. Actual results may differ materially based in part on various important factors, including those found in the management's discussion and analysis section of the Company's Form 10-K and our most recent 10-Q as filed with the Securities and Exchange Commission. We do not undertake any duty to update any forward-looking information.

RSA Security's Value RSA Security is the expert in protecting identities and digital assets. RSA Security invented core security technologies for the Internet and continues to build on its 20 years of innovation.

Heightening regulatory compliance pressures Expanding mobile workforce Exploding number of passwords Increasing incidents of identity and data thefts Growing need to protect intellectual property Need for open systems to partners, suppliers and customers Mergers and acquisitions Heightening IT/security complexity More is expected from IT, but budgets are flat Reducing costs through streamlined operations Dynamic Market Accelerates Need for RSA Products Growing rate of online fraud

Letting the Good Guys In... ....Keeping the Bad Guys Out Call center Branch office Customer Data Online customer Trusted Identity Trusted Identity Access Management

15M users of RSA strong authentication The Market Opportunity Source: RSA Security estimates as of year-end 2004 85M remote access users +330M online business users +750M online consumers

RSA Security Acquires Cyota A 6-year old, privately held company Headquartered in New York, with a major development center in Israel Approximately 140 employees Cyota is a pioneer and early leader in on-line security and anti-fraud solutions for global financial service firms RSA Security is now the leader in protecting consumer identities and remote transactions Combined company is the first to market with a risk-based, layered authentication solution Protect over 430 million user accounts globally through a number of serviced- based offerings Customers include eight of the top ten banks in the US, along with several UK and European banks and financial institutions

There is No "One-size-fits-all" Risk Appropriate Security Threat assessment Likelihood of attack Magnitude of loss Total Cost of Ownership Deployment Acquisition Operation End-User Fit Convenience + ease of use vs. acceptable risk Portability Multi-purpose Cost Convenience Security Many companies are re-evaluating their authentication strategies and different organizations have different needs.

Risk-based, Layered Authentication Model Low Cost High Cost Level of Risk

As Users Login / Transact Risk Based, Layered Authentication Outside Firewall Stop Phishing Pharming (24X7 service) Transaction Protection Fraud / Risk Management (Transaction Monitoring) Before Users Login Validate Site to User (Digital Watermarks) Expanding RSA Security's Market Opportunity Multiple Lines of Defense Cyota's Anti-Fraud Network & Risk Engine

Competitive Map: Authentication Solutions

Solution	**RSA Security /Cyota**	PassMark	VeriSign	VASCO
Digital watermarking	✓	✓		
Device profiling	✓	✓		
Transaction anomaly protection	✓	?		
Software tokens	✓		✓	✓
Digital certificates	✓		✓	
Hardware tokens	✓		✓	✓
Smart card solutions	✓		✓	✓
Integrated e-Commerce authentication	✓	✓	✓	✓
Networked authentication service	✓		✓	

© 2005 RSA Security Inc. All rights reserved

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RSA Security Competitive Differentiators Full suite of identity & access management offerings Protecting data at rest and in transit First to market with risk-based, layered authentication portfolio Robust on-premise and service-based offerings Anti-phishing/pharming and transaction protection solutions Highest quality producer of enterprise strong authentication Extensive customer experience and testing Independent third party test results Exceptional customer service and support Flexible lead times for fast delivery Lowest total cost of ownership (TCO)

Worldwide Sales & Distribution Sales offices Support centers Sales operations and affiliates in 45 countries 24/7 "Follow the Sun" Support Q3 '05 Revenue 56% Domestic & 44% International 36% Direct & 64% Indirect

New Products & Solutions Delivered in Q4 2005 Plan to add full Cyota service offering Delivered in Q3 2005 RSA BSAFE(r) Data Security Manager Delivered in Q2 2005 RSA SecurID(r) Appliance RSA SecurID 800 Authentication credentials Delivered in Q1 2005 RSA SecurID 700 Authentication credentials

Cyota Acquisition Re-Cap On 12/5 RSA Security announced acquisition of Cyota Cash transaction valued at approximately $145M The acquisition expands market opportunity to include e-commerce transaction security and anti-phishing services Transaction is expected to be accretive in the second half of the year, and mildly dilutive for the year

Q3 2005 Financial Results Q3 Financial Metrics Total revenue of $76.2 M Developer revenue increased 38% YoY GAAP Earnings per share of $0.21 (including $0.08 in tax benefits) Cash increased $18.5 M to $302.7 M $12.7 M backlog, from $10.9 M in Q3 '04 $48.8 M deferred revenue balance, up from $42.5 M in Q3 '04 $ in Millions Developer Enterprise Q3 2004 Revenue Q3 2005 Revenue Enterprise 70.5 67.7 OEM/Dev 6.2 8.5 $76.7 $76.2

Financial Results - Balance Sheet Financial Results - Balance Sheet

Business Model - P&L % of Revenue 2003-2005 Business Model - P&L % of Revenue 2003-2005

Long-Term Growth Strategy $230M Customer Base 10,600 Domestic 60% Products Markets International 44% Domestic 56% Markets Product Expansion Customer Base 16,900 Product & Solutions... Markets... Domestic 50% Expanding Customer Base... International 40% International 50% 2002 2004 Future Plans $307M

Programs for Growth Expanding markets - Cyota acquisition significantly broadens existing consumer and financial services opportunities Core remote access and enterprise desktop users New products and services Cyota acquisition significantly enhances RSA Security's portfolio Layered, risk-based authentication portfolio, anti-phishing, digital watermarking and transaction protection services New family of RSA Security authentication credentials RSA SecurID Appliance RSA BSAFE(r) Data Security Manager and Key Management Solution New sales and distribution Revamped direct selling strategy New RSA SecurWorldTM Partner Program